                                                                 Exhibit (o)(ii)


                                SCHEDULE A TO THE
                   AMENDED AND RESTATED MULTIPLE CLASS PLAN OF
                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                         Annual Shareholder Service Fee (as a     Annual Transfer Agency Fee (as a
                                           percentage of average daily net        percentage of average daily net
        Name of Fund and Class                    assets of the Fund)                    assets of the Fund)
        ----------------------                    -------------------                    -------------------
Schwab Municipal Money Fund - Sweep                      0.20%                                  0.25%
Shares

Schwab Municipal Money Fund -                            0.17%                                  0.05%
Institutional Shares

Schwab Municipal Money Fund - Select                     0.17%                                  0.05%
Shares

Schwab Municipal Money Fund - Value                      0.17%                                  0.05%
Advantage Shares

Schwab California Municipal Money Fund                   0.20%                                  0.25%
- Sweep Shares

Schwab California Municipal Money Fund                   0.17%                                  0.05%
- Value Advantage Shares

Schwab New York Municipal Money Fund -                   0.20%                                  0.25%
Sweep Shares

Schwab New York Municipal Money Fund -                   0.17%                                  0.05%
Value Advantage Shares

Schwab Value Advantage Money Fund -                      0.17%                                  0.05%
Investor Shares

Schwab Value Advantage Money Fund -                      0.17%                                  0.05%
Institutional Shares

Schwab Value Advantage Money Fund -                      0.17%                                  0.05%
Select Shares

                                                                 Exhibit (o)(ii)

Schwab Advisor Cash Reserves - Sweep                     0.20%                                  0.25%
Shares

Schwab Advisor Cash Reserves - Premier                   0.20%                                  0.25%
Sweep Shares

                                            THE CHARLES SCHWAB FAMILY OF FUNDS

                                            Signature: /s/ Randal W. Merk
                                                       -------------------------
                                            Name: Randall W. Merk
                                            Title: President

                                             Dated as of July 9, 2004


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